Exhibit 10.2

EXECUTION COPY

Dated 11 January 2010
AMENDMENT DEED
in respect of a
SENIOR FACILITIES AGREEMENT
dated 12 June 2005
(as amended and restated by amendment and restatement agreements dated 11 July 2005, 17 August 2005, 13 February 2006, 19 May 2006, 25 October 2006, 3 May
2007, 24 April 2008 and 14 November 2008 and by an amendment agreement dated 11
November 2009 respectively)
and an
INTERCREDITOR DEED
dated 11 July 2005
(as amended and restated on 17 August 2005 and 8 May 2006)
between
REMBRANDT HOLDINGS S.A.
as Luxco 1
ELSTER GROUP S.E.
as Parent
ELSTER HOLDINGS GMBH
as Bidco, a Borrower and a Guarantor
THE COMPANIES LISTED HEREIN
as Borrowers and/or Guarantors
THE COMPANIES LISTED HEREIN
as Intra-Group Creditors and/or Intra-Group Debtors
DEUTSCHE BANK AG, LONDON BRANCH
as Mandated Lead Arranger
DEUTSCHE BANK AG, LONDON BRANCH
as Facility Agent for itself and for and on behalf of each Senior Finance Party
DEUTSCHE BANK AG, LONDON BRANCH
as Security Agent
and
DEUTSCHE BANK AG, DEUTSCHLANDGESCHÄFT BRANCH, ESSEN
COMMERZBANK AG, ESSEN BRANCH
as Issuing Lenders
White & Case llp
5 Old Broad Street
London EC2N 1DW

(i)

THIS AMENDMENT DEED is dated           January 2010 and made between:
(1)	REMBRANDT HOLDINGS S.A., a public limited-liability company (société anonyme) incorporated in Luxembourg with its registered office at 20, avenue Monterey, L-2163 Luxembourg and registered with the Register of Trade and Companies of Luxembourg under B108466 (“Luxco 1”);

(2)	ELSTER GROUP S.E., a European public limited-liability company (société Européenne) incorporated in Luxembourg with its registered office at 26-28 rue Edward Steichen, L-2540 Luxembourg and registered with the Register of Trade and Companies of Luxembourg under number B103553 irrespective of its legal form or place of registration as from time to time amended (the “Parent” and also referred to as “Luxco 2”);

(3)	ELSTER HOLDINGS GMBH, a company organised under the laws of Germany, registered in the commercial register of the local court of Essen under registration number HRB 18866 (“Bidco”);

(4)	THE COMPANIES LISTED IN PART A OF SCHEDULE 1 (The Borrowers) as Borrowers;

(5)	THE COMPANIES LISTED IN PART B OF SCHEDULE 1 (The Guarantors) as Guarantors;

(6)	THE COMPANIES LISTED IN PART C OF SCHEDULE 1 (The Intra-Group Creditors) as intra-group creditors (“The Intra-Group Creditors”);

(7)	THE COMPANIES LISTED IN PART D OF SCHEDULE 1 (The Intra-Group Debtors) as intra-group debtors (“The Intra-Group Debtors”);

(8)	DEUTSCHE BANK AG, LONDON BRANCH as mandated lead arranger (the “Mandated Lead Arranger”);

(9)	DEUTSCHE BANK AG, LONDON BRANCH as Facility Agent for itself and for and on behalf of each Senior Finance Party;

(10)	DEUTSCHE BANK AG, LONDON BRANCH as Security Agent;

(11)	DEUTSCHE BANK AG, DEUTSCHLANDGESCHÄFT BRANCH, ESSEN as an Issuing Lender; and

(12)	COMMERZBANK AG, ESSEN BRANCH as an Issuing Lender
WHEREAS:
(A)	This Deed is supplemental to and amends (i) a senior facilities agreement dated 12 June 2005 (as amended and restated by amendment and restatement agreements dated 11 July 2005, 17 August 2005, 13 February 2006, 19 May 2006, 25 October 2006, 3 May 2007, 24 April 2008 and 14 November 2008 and by an amendment agreement dated 11 November 2009 respectively and as further amended and restated from time to time) (the “Senior Facilities Agreement”) between, among others, Bidco, the Facility Agent, the Security Agent, the Documentation Agent and the financial institutions named therein as lenders and (ii) an intercreditor deed dated 11 July 2005 (as amended and restated on 17 August 2005 and 8 May 2006 respectively and as further amended and restated from time to time) (the “Intercreditor Deed”) between, amongst others, Luxco 1, the Parent, Bidco, the Facilities Agent, the

Security Agent, the Documentation Agent and the financed institutions named therein as Senior Lenders.

(B)	The parties wish to amend each of the Senior Facilities Agreement and the Intercreditor Deed on the terms and subject to the conditions set out in this Deed.
IT IS AGREED as follows:
1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed:

“Consent Letter” means the request letter dated 10 December 2009 (as amended by a letter dated 21 December 2009) from Bidco to the Facility Agent (for and on behalf of the Lenders), the Security Agent and the Issuing Lenders in relation to the Senior Facilities Agreement and the Intercreditor Deed.

“Effective Date” means the date on which the Consent Letter is countersigned by the Facility Agent (for and on behalf of the Majority Lenders), the Security Agent and the Issuing Lenders.

“Qualifying IPO Date” means the date that the proceeds of the Listing of the Parent have been applied in accordance with Clause 8.3(d) (Mandatory Prepayments from Receipts) of the Senior Facilities Agreement (as amended with effect from the Effective Date) following completion of a Listing of the Parent provided the Facility Agent has received a compliance certificate certified by the chief financial officer of the Parent demonstrating the Total Leverage Ratio immediately following prepayment from the proceeds of the Listing in the manner contemplated in the Consent Letter, as at the last day of the Quarter Period immediately preceding the date of such Listing (but after giving effect to the application of the proceeds of such Listing as provided in Clause 8.3(d) (Mandatory Prepayments from Receipts) of the Senior Facilities Agreement (as amended with effect from the Effective Date)) for the 12 month period ending on such date would be 2.5:1 or less.

1.2	Incorporation of Defined Terms
(a)	Unless otherwise defined herein, words and expressions defined in the Senior Facilities Agreement shall have the same meanings in this Deed.

(b)	The principles of construction set out in the Senior Facilities Agreement shall be deemed incorporated in this Deed as if set out in full herein save that references to the Senior Facilities Agreement shall be construed as references to this Deed.
1.3	Third Party Rights

A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Deed.

2.	AMENDMENTS TO THE SENIOR FACILITIES AGREEMENT
(a)	With effect from (and including) the Effective Date, the Senior Facilities Agreement shall be amended in the manner as set out in Part A of Schedule 3 (Amendments to the Senior Facilities Agreement) and all references in the Senior Facilities Agreement to “this Agreement” shall include this Deed.

(b)	Provided that the Effective Date has occurred and the Facility Agent has confirmed to the Lenders and Bidco in writing that it has received each of the documents listed in Schedule 2 (Conditions Precedent) (each in form and substance satisfactory to the Facility Agent), with effect from (and including) the Qualifying IPO Date, the Senior Facility Agreement shall be amended in the manner set out in Part B of Schedule 3 (Amendments to the Senior Facilities Agreement) and all references in the Senior Facilities Agreement to “this Agreement” shall include this Deed.
3.	RATIFICATION OF SENIOR FACILITIES AGREEMENT
(a)	The Senior Facilities Agreement as amended by this Deed and\or the Consent Letter is ratified and confirmed.

(b)	Each Guarantor confirms that the provisions of the guarantee and indemnity contained in Clause 24 (Guarantees) of the Senior Facilities Agreement, as amended by this Deed, shall continue and remain in full force and effect on and after the Effective Date and shall extend to the obligations of the Obligors under (i) the Senior Facilities Agreement as amended by this Deed and (ii) the other Finance Documents.

(c)	Each Obligor:
(i)	acknowledges the prior amendment and restatement agreements in respect of the Senior Facilities Agreement dated 11 July 2005, 17 August 2005, 13 February 2006, 19 May 2006, 25 October 2006, 3 May 2007, 24 April 2008 and 14 November 2008, the prior amendment agreement in respect of the Senior Facility Agreement dated 11 November 2009 and the further amendment of the Senior Facilities Agreement to be effected by this Deed; and

(ii)	confirms that notwithstanding any or all of the matters referred to in paragraph (i) above:
(A)	the Security Interests created under the Security Documents extend to the guarantee obligations of the relevant security providers under (1) the Senior Facilities Agreement as amended by this Deed and (2) the other Finance Documents;

(B)	the obligations of the relevant Obligors under the Finance Documents (as amended pursuant to this Deed) constitute secured obligations (howsoever defined) for all purposes of the Security Documents; and

(C)	the Security Interests created under the Security Documents shall continue in full force and effect on the terms of the respective Security Documents on and after the Effective Date.
4.	AMENDMENTS TO THE INTERCREDITOR DEED
(a)	With effect from (and including) the Effective Date, the Intercreditor Deed shall be amended in the manner set out in Part A of Schedule 4 (Amendments to the Intercreditor Deed) and all references in the Intercreditor Deed to “this Deed” shall include this Deed.

(b)	Provided that the Effective Date has occurred and the Facility Agent has confirmed to the Lenders and Bidco in writing that it has received each of the documents listed in

Schedule 2 (Conditions Precedent) (each in form and substance satisfactory to the Facility Agent), with effect from (and including) the Qualifying IPO Date, the Intercreditor Deed shall be amended in the manner set out in Part B of Schedule 4 (Amendments to the Intercreditor Deed) and all references in the Intercreditor Deed to “this Deed” shall include this Deed.
5.	RATIFICATION OF INTERCREDITOR DEED

The Intercreditor Deed as amended by this Deed is ratified and confirmed.

6.	REPRESENTATIONS AND WARRANTIES
(a)	Each of the Obligors (or, in the case of Clause 15.8(b) (No default), Bidco) makes the representations and warranties set out in Clause 15 (Representations and Warranties) of the Senior Facilities Agreement (except for and to the extent of those representations referred to in Clauses 15.29(a), (b), (c), (e), (f) and (g) (Repetition)) on the date hereof, on the Effective Date, and on the Qualifying IPO Date, in each case by reference to the facts and circumstances then existing, to the Finance Parties.

(b)	Each of Luxco 1, the Parent, Bidco, each of the Obligors, each of the Intra-Group Creditors and each of the Intra-Group Debtors hereby makes the representations and warranties set out in Clause 16 (Representations and Warranties) of the Intercreditor Deed on the date hereof, on the Effective Date and on the Qualifying IPO Date, in each case by reference to the facts and circumstances then existing, to the Finance Parties.
7.	FINANCE DOCUMENT

Each of this Deed, and the Senior Facilities Agreement (as amended by this Deed) and the Intercreditor Deed (as amended by this Deed) is a Finance Document.

8.	CONTINUITY

Save as amended by this Deed, the provisions of the Senior Facilities Agreement and the Intercreditor Deed shall remain in full force and effect.

9.	COUNTERPARTS

This Deed may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.	COSTS AND EXPENSES

Bidco will on demand pay to the Facility Agent the amount of all costs and expenses (including legal fees and other out-of-pocket expenses and any value added tax, stamp duty or other similar tax thereon) reasonably incurred by the Facility Agent in connection with the negotiation, preparation, execution and completion of this Deed and the transactions contemplated by this Deed.

11.	MISCELLANEOUS

The provisions of Clause 29 (Notices and Certificates), Clause 30 (Amendments, Waivers and Consents) and Clause 32 (Partial Invalidity) of the Senior Facilities Agreement shall be deemed to be incorporated into this Deed as if such clauses were set out in full in this Deed save that references in the Senior Facilities Agreement to “this Agreement” shall be construed as references to the Senior Facilities Agreement as amended by this Deed.

12.	GOVERNING LAW AND JURISDICTION
(a)	This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

(b)	The provisions of Clause 33.2 (Submission to Jurisdiction), Clause 33.3 (Freedom of Choice), Clause 33.4 (Process Agent) and Clause 33.5 (Service) of the Senior Facilities Agreement shall be deemed to be incorporated into this Deed as if such clauses were set out in full save that references in the Senior Facilities Agreement to “this Agreement” shall be construed as references to this Deed.
IN WITNESS where of this Deed has been duly executed and delivered as a deed by each of the parties hereto on the date first written above.

SCHEDULE 1
THE OBLIGORS
Part A
The Borrowers
1.	Elster Holdings GmbH

2.	Elster Holdings UK Limited

3.	Elster Holdings Netherlands B.V.

4.	Elster Holdings US, Inc.
Part B
The Guarantors
1.	Elster Holdings GmbH

2.	Elster Holdings UK Limited

3.	Elster Holdings Netherlands B.V.

4.	Elster Holdings US, Inc.

5.	Elster GmbH

6.	AMCO Water Metering Systems Holding LLC

7.	Elster AMCO Water, Inc.

8.	Elster American Meter Company

9.	Elster Perfection Corporation

10.	Elster Canadian Meter Company Inc.

11.	Elster Solutions, LLC

12.	Elster Metering Holdings Ltd

13.	Elster Metering Ltd

14.	Elster-Instromet B.V.

15.	OOO Elster Metronica

16.	ELSTER SERVICE GmbH

Part C
The Intra-Group Creditors
1.	Elster Holdings GmbH

2.	Elster Holdings UK Limited

3.	Elster Holdings US, Inc.

4.	Elster GmbH

5.	Elster American Meter Company

6.	Elster Metering Holdings Ltd.

7.	Elster Metering Ltd.

8.	Elster-Instromet B.V.

9.	OOO Elster Metronica

10.	ELSTER SERVICE GmbH
Part D
The Intra-Group Debtors
1.	Elster Holdings GmbH

2.	Elster Holdings UK Limited

3.	Elster Holdings US, Inc.

4.	Elster Holdings Netherlands B.V.

5.	Elster GmbH

6.	AMCO Water Metering Systems Holding LLC

7.	Elster AMCO Water, Inc.

8.	Elster Perfection Corporation

9.	Elster Canadian Meter Company Inc.

10.	Elster Solutions, LLC

11.	Elster Metering Holdings Ltd.

12.	Elster Metering Ltd.

SCHEDULE 2
CONDITIONS PRECEDENT
1.	Corporate Authorisation: (a) in respect of each of Bidco, Luxco 1 and the Parent, a copy, certified as a true copy by an authorised director, the secretary or any other authorised officer, of a board resolution and/or other relevant internal resolution approving the execution and delivery (for itself, and in respect of Bidco, for itself and as Obligors’ Agent for the other Obligors in their respective capacities as Obligors, Intra-Group Creditors and Intra-Group Debtors) and performance of this Deed and set out in paragraph 2 of this Schedule 2, all such documents to be in the agreed form; and (b) a letter addressed to Bidco signed as a deed by each of the Intra-Group Creditors and the Intra-Group Debtors irrevocably authorising Bidco, inter alia, to execute and deliver this Deed for the Intra-Group Creditors and the Intra-Group Debtors.

2.	Finance Documents: originals of this Deed in the agreed form duly executed and delivered by all the parties thereto.

3.	Legal Opinions: (a) a legal opinion of White & Case LLP as to matters of English law; (b) a legal opinion of Clifford Chance, Frankfurt as to matters of German law as regards matters of due incorporation and due authorisation only; and (c) a legal opinion of Kremer Associés & Clifford Chance as to matters of Luxembourg law as regards matters of due incorporation and due authorisation only.

4.	Fees: evidence that all fees and expenses due and payable under this Deed or in connection with this Deed as at the Effective Date have been paid or will be paid within the agreed timeframes.

5.	Acceding Guarantor: in respect of the accession of the Parent as an Acceding Guarantor, delivery of an Accession Notice duly executed by Bidco and the Parent, together with the documents set out in Part B of Schedule 7 (Accession Documents) of the Senior Facilities Agreement and such other documents as the Facility Agent may reasonably require in respect of the Parent, all in form and substance satisfactory to the Facility Agent.

SCHEDULE 3
AMENDMENTS TO THE SENIOR FACILITIES AGREEMENT
Part A
Amendments Upon the Effective Date
1.	Definitions

The following definitions will be inserted in Clause 1.1 (Definitions) of the Senior Facilities Agreement:

“Consent Letter” means the request letter dated 10 December 2009 (as amended by a letter dated 21 December 2009) from Bidco to the Facility Agent (for and on behalf of the Lenders), the Security Agent and the Issuing Lenders in relation to the Senior Facilities Agreement and the Intercreditor Deed.

“Qualifying IPO Date” means the date that the proceeds of the Listing of the Parent have been applied in accordance with Clause 8.3(d) (Mandatory Prepayments from Receipts) of the Senior Facilities Agreement (as amended with effect from the Tenth Amendment Effective Date) following completion of a Listing of the Parent provided the Facility Agent has received a compliance certificate certified by the chief financial officer of the Parent demonstrating the Total Leverage Ratio immediately following prepayment from the proceeds of the Listing in the manner contemplated in the Consent Letter, as at the last day of the Quarter Period immediately preceding the date of such Listing (but after giving effect to the application of the proceeds of such Listing as provided in Clause 8.3(d) (Mandatory Prepayments from Receipts) of the Senior Facilities Agreement (as amended with effect from the Tenth Amendment Effective Date)) for the 12 month period ending on such date would be 2.5:1 or less.

“Tenth Amendment Effective Date” has the meaning given to “Effective Date” in the amendment deed dated on or about
11 January 2010 in respect of this Agreement and the Intercreditor Deed between, amongst others, Luxco 1, the Parent, Bidco, the Borrowers, the Guarantors, the Intra-Group Creditors, the Intra-Group Debtors, the Mandated Lead Arranger, the Facility Agent, the Security Agent and the Issuing Lenders.

2.	Mandatory Prepayments
(a)	Paragraph (d) of Clause 8.3 (Mandatory Prepayments from Receipts) of the Senior Facilities Agreement shall be amended so that a semicolon is inserted at the end of paragraph (iii) and after paragraph (iii) the following is inserted:

“provided that, notwithstanding sub-paragraphs (i), (ii) and (iii) above, in relation to a Listing of the Parent as contemplated in the Consent Letter the only obligation of Bidco is to procure a prepayment of the Facilities within 5 Business Days of the receipt of the proceeds of such Listing of an amount equivalent to the lesser of:
(i)	EUR 150,000,000; or

(ii)	an amount applied in prepayment of the Facilities so that immediately following such prepayment the Total Leverage Ratio as at the last day of the Quarter Period immediately preceding the date of the Listing (but after giving effect to the application of the proceeds of such Listing) for the 12 month period on such date would be 2.5:1, in each case, with any proceeds in excess thereof being, at Bidco’s option, applied in prepayment of the Facilities or retained on the balance sheet of the Parent up to an amount so that immediately following such prepayment or application the Total Leverage Ratio as at the last day of the Quarter Period immediately preceding the date of the Listing (but after giving effect to the prepayment and any cash or Cash Equivalents that remain on the balance sheet of the Parent from the proceeds of such Listing) for the 12 month period ending on such date would be 2.5:1 or, at Bidco’s discretion, less.”

(b)	In respect of paragraph (d) of Clause 8.3 (Mandatory Prepayments from Receipts) of the Senior Facilities Agreement, the paragraph immediately following sub-paragraph (iii) shall be deleted and replaced with the following:

“Any balance of the proceeds not required to be prepaid or retained on the balance sheet in accordance with the above shall be available for use by the Group for purposes not prohibited by this Agreement or to prepay any cash pay debt and subordinated debt.”
3.	Bonding Facility
(a)	The definition of “Revolving Facility” in Clause 1.1 (Definitions) of the Senior Facilities Agreement shall be amended by deleting the reference to “Clause 2.1(a)(vii)” in that definition and replacing it with “Clause 2.1(a)(viii)”.

(b)	In respect of Clause 5.1 (Delivery of Drawing Requests) of the Senior Facilities Agreement, sub-paragraph (ii) of paragraph (i) shall be deleted and replaced with the following:

“in the case of a Drawing under the Bonding Facility, the expiry date of the Letter of Credit or Lender Guarantee which (aa) must be a date falling no later than 36 months after the Bonding Facility Maturity Date, provided that on the Bonding Facility Maturity Date each Borrower shall fully cash collateralise its indemnity obligations under any Letter of Credit or Lender Guarantee under which a claim may be made after the Bonding Facility Maturity Date and (bb) must not be more than 36 months after the date of issue of such Letter of Credit or Lender Guarantee save in the case of (A) Letters of Credit and Lender Guarantees in an aggregate amount not exceeding EUR45,000,000 (or its equivalent in any other currency) for the Group which may be for a specified or an unspecified period or (B) counter indemnities given by the Issuing Lender to a third party bank in respect of letters of credit and lender guarantees issued by the third party bank at the request of the Issuing Lender where such counter indemnities are unrestricted in time;”
4.	Financial Information
(a)	In respect of Clause 19.4 (Financial Statements) of the Senior Facilities Agreement:
(i)	the following wording shall be inserted at the end of paragraph (b):

“provided that any monthly accounts shall be made available pursuant to limited access internet site following receipt by Bidco of executed confidentiality undertakings from each Lender substantially in the form of the latest LMA standard form”

(ii)	paragraph (c) shall be deleted and replaced with the following:

“(i) in respect of the Financial Year beginning on 1 January 2010, by 28 February 2010, the annual budget for such Financial Year prepared using either US GAAP (to be calculated in Euro or US Dollars) or IFRS (to be calculated in Euro or US Dollars) to be made available pursuant to limited access internet site following receipt by Bidco of executed confidentiality undertakings from each Lender substantially in the form of the latest LMA standard form together with any analysis to be delivered under Clause 19.12(b)(ii) (Guarantee Limitation Analysis), and (ii) in respect of any other Financial Year, not more than 30 days after the beginning of each Financial Year the annual budget for such Financial Year prepared using either US GAAP (to be calculated in Euro or US Dollars) or IFRS (to be calculated in Euro or US Dollars) together with any analysis to be delivered in accordance with Clause 19.12(b)(ii) (Guarantee Limitation Analysis)”;

(b)	In respect of Clause 19.9 (Annual Presentation) of the Senior Facilities Agreement, the following wording shall be inserted at the end of that Clause:

“provided that such annual presentation shall only address the financial performance of the Group with respect to the previous Financial Year and shall not deal with any future or projected financial performance of the Group.”
5.	SEC Disclosure

A new Clause 19.13 (SEC Disclosure) shall be inserted into the Senior Facilities Agreement as follows:
“(a)	The Parent shall be permitted to file a copy of this Agreement and any other Finance Document with the US Securities and Exchange Commission (the “SEC”) and have this Agreement and any other Finance Document be publicly available pursuant to the SEC’s Edgar Filing System or any successor thereto.

(b)	To the extent that any information required to be delivered under this Agreement has been filed by the relevant Obligor with the SEC and publicly available pursuant to the SEC’s Edgar Filing System or any successor thereto, the relevant Obligor shall be deemed to have delivered such information in accordance with this Agreement.”

Part B
Amendments Upon the Qualifying IPO Date
1.	Margin
(a)	The definition of “Margin” in Clause 1.1 (Definitions) of the Senior Facilities Agreement shall be amended by inserting the words “Tranche C Term Facility, Tranche C1 Term Facility” after the words “Tranche B1 Term Facility” in the last paragraph of that definition.

(b)	The following provisos shall be inserted at the end of Clause 6.5 (Margin Adjustment) of the Senior Facilities Agreement:
“(E)	for the first two full Quarter Periods following the Qualifying IPO Date the Margin in respect of each Facility shall be further increased by 0.75% per annum but such increase shall cease immediately thereafter; and

(F)	with effect from the third Quarter Period following the Qualifying IPO Date, the Margin in respect of each Facility shall be further increased by the percentage per annum set out opposite the relevant range set out in the column “Additional Margin Increase” below (as appropriate), based on the consolidated quarterly financial statements last received by the Facility Agent pursuant to Clause 19.4(b) (Financial Statements) together with the certificate relating thereto delivered pursuant to Clause 19.5(a) (Compliance Certificates), if the Total Leverage Ratio in respect of the 12 month period ending on the last day of the relevant Quarter Period is within the range of ratios set out in the “Total Leverage Ratio” column below:

Additional Margin Increase for the
Tranche A, B, B1, C and C1 Term
Facilities, the Bonding Facility and the
Total Leverage Ratio	Revolving Facility
Greater than 2.50:1	0.75%
Greater than 2.25:1 but less than or equal to 2.50:1	0.50%
Greater than 2.00:1 but less than or equal to 2.25:1	0.25%
Less than or equal to 2.00:1	No change
2.	Total Leverage Ratio

In respect of Clause 20.1 (Total Leverage) of the Senior Facilities Agreement, the grid and the words below the grid shall be deleted and replaced with the following:

Relevant Period	Maximum Ratio
The Relevant Period ending on 31 March 2010	3.75:1
The Relevant Period ending on 30 June 2010	3.75:1
The Relevant Period ending on 30 September 2010	3.75:1
The Relevant Period ending on 31 December 2010	3.75:1
The Relevant Period ending on 31 March 2011	3.75:1
The Relevant Period ending on 30 June 2011	3.75:1
The Relevant Period ending on 30 September 2011	3.50:1
The Relevant Period ending on 31 December 2011	3.50:1
The Relevant Period ending on 31 March 2012	3.50:1
and on the last day of each Relevant Period thereafter, shall not be greater than 3.50:1.

3.	Dividends and Redemptions
(a)	Clause 18.4 (Restriction on Redemption of Capital Contribution and Acquisition of Own Shares) of the Senior Facilities Agreement shall be amended by deleting the words “(other than a member of the Restricted Group)” from sub paragraph (i).

(b)	Clause 18.6 (Restriction on Payment of Dividends) of the Senior Facilities Agreement shall be amended by deleting the words “which is not a member of the Restricted Group” from sub-paragraph (i).

(c)	Clause 18.7 (Permitted Payments) of the Senior Facilities Agreement shall be deleted and replaced with the following:

“Notwithstanding any other provision of the Senior Finance Documents, no Obligor will, and each Obligor will procure that none of its Subsidiaries will:
(a)	declare or pay, directly or indirectly, any Dividends or make any Redemption, in each case, in favour of Luxco 1 or any other Equity Investor (directly or indirectly); or

(b)	pay any interest, principal or other amount to its shareholders (where such shareholders do not form part of the Group) under or in connection with any Shareholder/Investor Debt Instrument (“Shareholder/Intercompany Loan”) or pay any amount to or transfer monies to such shareholders (where such shareholders do not form part of the Group), other than by way of a Permitted Payment. For this purpose, “Permitted Payments” means amounts required to:
(i)	in a maximum aggregate amount not exceeding EUR2,000,000 in each Financial Year, pay non-executive director and monitoring fees and expenses;

(ii)	make a Redemption as permitted under Clause 18.4 (Restriction on Redemption of Capital Contribution and Acquisition of Own Shares) or, in respect of a Redemption permitted under Clause 18.4, to fund an acquisition vehicle to make such Redemption;

(iii)	pay Dividends or prepay any Shareholder/Intercompany Loans provided that in relation to Dividends, the Parent may only pay a Dividend:
(A)	(other than Dividends paid under paragraph (B) below), commencing in the Financial Year ending 31 December 2011 (in respect of net income (determined in accordance with the annual consolidated financial statements of the Group) of the Group for 2010) and each Financial Year thereafter, up to an amount equal to 50 per cent. of the net income of the Group for the relevant preceding Financial Year;

(B)	Dividends may be paid from capital contributions made to the capital reserves of the Group; and

(C)	Dividends may be paid in the Financial Year ending 31 December 2010 if and to the extent that the provisions of Clause 18.7(v) of the Senior Facilities Agreement (immediately prior to the amendments set out in the Consent Letter being made) are met, in each case, provided that no Event of Default or Potential Event of Default has occurred or is continuing at the time when the Dividend payment or prepayment of any Shareholder/Intercompany Debt is made or to be made or would occur as a result thereof; and

(iv)	to repay in full any amounts outstanding in relation to the shareholder loan agreement dated 30 November 2009 between Nachtwache Metering Management Vermögensverwaltungs GmbH & Co. KG as lender and the Parent as borrower (previously the non-convertible preferred equity certificates “B” dated 9 September 2005), provided that no Event of Default or Potential Event of Default has occurred or is continuing at the time when such repayment is made or is to be made or would occur as a result thereof.”
4.	Mandatory Prepayments
(a)	Clause 8.3 (Mandatory Prepayment from Receipts) shall be deleted.

(b)	Clause 8.4 (Excess Cash Flow) shall be deleted.

(c)	In respect of Clause 8.5 (Prepayments: Order of Application):
(i)	paragraph (a) shall be deleted and replaced with the following:

“Prepayments made pursuant to Clause 8.1 (Voluntary Prepayments) shall be applied in such order and against such Facilities and such repayment instalments as Bidco shall select”;

(ii)	paragraphs (b), (c) and (d) shall be deleted;

(iii)	the reference to “paragraphs (a) and (d)” in paragraphs (e) and (f) shall be deleted and replaced with the reference to “paragraph (a)”; and

(iv)	paragraph (g) shall be deleted.
(d)	Clause 8.6 (Prepayments during Interest Period) shall be deleted.

(e)	In respect of paragraph (a) of Clause 8.8 (Right to Refuse Prepayment), the words “Clause 8.3 (Mandatory Prepayment from Receipts) and Clause 8.4 (Excess Cash Flow)” shall be deleted.

(f)	In respect of paragraph (f) of Clause 17.2 (Disposals), the words “or are applied in prepayment of the Facilities pursuant to Clause 8.4 (Mandatory Prepayments from Receipts)” shall be deleted.

(g)	In respect of paragraph (ix) of Clause 17.12 (Acquisitions and Investments), the words “any Retained Excess Cash and Net Proceeds not required to be applied in prepayment of the Facilities and” shall be deleted.

(h)	In respect of Clause 1.1 (Definitions) and Clause 21.3 (Financial Definitions), the definitions of “Excess Cash Flow”, “Retained Cash Flow” and “Retained Excess Cash” and all other references to those terms in the Senior Facilities Agreement shall be deleted.

(i)	In respect of the definition of “Consolidated Cash Flow” in Clause 21.3 (Financial Definitions):
(i)	in respect of paragraph (d), the words “(unless funded” to the end of that paragraph shall be deleted and replaced with the words “(unless funded from Pending Acquisition Amounts, disposal proceeds which have voluntarily prepaid or Permitted Indebtedness)”;

(ii)	paragraph (g) shall be deleted; and

(iii)	in respect of paragraph (k), the words “to the extent funded out of Revolving Advances, Retained Excess Cash or disposal proceeds not required to be mandatorily prepaid or which have been voluntarily prepaid” shall be deleted and replaced with the words “to the extent funded out of Revolving Advances or disposal proceeds which have been voluntarily prepaid”.
(j)	In respect of the definition of “Consolidated Debt Service” in Clause 21.3 (Financial Definitions), the words “or any mandatory prepayments resulting from the cash sweep or a receipt of Net Proceeds” shall be deleted.

(k)	In respect of the definition of “Pending Reorganisation Amount” in Clause 21.3 (Financial Definitions), the words “provided that such cash amounts shall not be deducted from Consolidated Cash Flow for the purposes of calculating Excess Cash Flow for the Subsequent Financial Year” shall be deleted.
5.	Disposals

In respect of Clause 17.2 (Disposals) of the Senior Facilities Agreement, paragraph (p) shall be deleted and replaced with the following:

“other disposals of assets by members of the Group other than in accordance with paragraphs (a) to (o) (inclusive) above provided that to the extent the most recently delivered Compliance Certificate pursuant to Clause 19.5 (Compliance Certificates) indicates a Total Leverage Ratio of:

(A)	greater than 2.5:1, the aggregate value of the assets so disposed of by members of the Group shall not exceed EUR50,000,000 (or its currency equivalent) at any time from the Qualifying IPO Date to the final of the Maturity Dates; and

(B)	less than or equal to 2.5:1, the aggregate value of the assets so disposed of by members of the Group shall not exceed EUR100,000,000 (or its currency equivalent) at any time from the Qualifying IPO Date to the final of the Maturity Dates.”
6.	Capital Expenditure
(a)	In respect of Clause 1.1 (Definitions) and Clause 21.3 (Financial Definitions) of the Senior Facilities Agreement, the definition of “Carried Forward Capital Expenditure Cash” and all other references to that term in the Senior Facilities Agreement shall be deleted.

(b)	The definition of “Permitted Capital Expenditure” in Clause 1.1 (Definitions) of the Senior Facilities Agreement and all other references to that term in the Senior Facilities Agreement shall be deleted.

(c)	Clause 21.1 (Capital Expenditure) and Clause 21.2 (Carry-forward) of the Senior Facilities Agreement shall be deleted.

(d)	Clause 21 (Capital Expenditure) shall be renamed “Clause 21 (Financial Definitions and construction)” and any references thereto throughout the Senior Facilities Agreement shall be amended and/or deleted as applicable.
7.	Financial Information
(a)	A new definition in Clause 1.1 (Definitions) of the Senior Facilities Agreement shall be inserted as follows:

““Quarterly Management Accounts” means the consolidated quarterly financial statements in respect of each Quarter Period delivered under Clause 19.4(b) (Financial Statements)”.

(b)	The definition of “Relevant Monthly Management Accounts” in Clause 1.1 (Definitions) of the Senior Facilities Agreement shall be deleted and all references to “Relevant Monthly Management Accounts” in the Senior Facilities Agreement shall be replaced with the reference to “Quarterly Management Accounts” and references to “monthly management accounts” shall be replaced with “quarterly management accounts”.

(c)	The words “budget or forecast, as the case may be and as applicable” shall be deleted from sub-paragraph (G) of paragraph (ix) of Clause 17.12 (Acquisitions and Investments) of the Senior Facilities Agreement.

(d)	A new paragraph shall be inserted at the beginning of Clause 19 (Information and Accounting Undertakings) of the Senior Facilities Agreement as follows:

“Notwithstanding anything in this Clause 19, there shall be no obligation on any member of the Group to provide any financial information or other information if it has been advised by Cleary Gottlieb Steen & Hamilton LLP (as legal counsel to the Group) or by any other reputable external legal counsel to the Company which is acceptable to the Facility Agent (acting reasonably) that, to do so, would (i) be in breach of any relevant listing obligations or other legal obligations that apply to the Parent as a company listed on the U.S. Securities and Exchange Commission or (ii) other than in the case of a Potential Event of Default or an Event of Default, be likely to give rise to an obligation for the Parent to disclose such financial information or other information to the public at a time when it would have no such obligation pursuant to such listing obligations or other legal obligations.”

(e)	In respect of Clause 19.4 (Financial Statements) of the Senior Facilities Agreement:
(i)	paragraph (b) shall be deleted and replaced with the following:

“as soon as available and in any event within 45 days of the end of each quarter, the quarterly consolidated unaudited management accounts of the Group as at the end of and for that quarter, such accounts to be prepared under either US GAAP (to be calculated in Euro or US Dollars) or IFRS (to be calculated in Euro or US Dollars); and”;

(ii)	paragraph (c) shall be deleted and replaced with the following:

“in respect of any Financial Year, not more than 30 days after the beginning of each Financial Year the annual budget for such Financial Year prepared using either US GAAP (to be calculated in Euro or US Dollars) or IFRS (to be calculated in Euro or US Dollars) to be made available pursuant to limited access internet site following receipt by Bidco of executed confidentiality undertakings from each Lender substantially in the form of the latest LMA standard form together with any analysis to be delivered under Clause 19.12(b)(ii) (Guarantee Limitation Analysis);” and

(iii)	in relation to sub-paragraphs (ii) and (iii), the words “monthly and” shall be deleted; and

(iv)	sub-paragraph (iv) shall be deleted.
(f)	In respect of Clause 19.5 (Compliance Certificates) of the Senior Facilities Agreement:
(i)	the words “Bidco shall deliver to the Facility Agent with the Relevant Monthly Management Accounts, on a quarterly basis” at the beginning of paragraph (a) shall be deleted and replaced with the words “Bidco shall deliver to the Facility Agent with the Quarterly Management Accounts”;

(ii)	the words “on the basis of the latest available budget or forecast, as the case may be” shall be deleted in sub-paragraph (ii) of paragraph (a);

(iii)	the words “budget or forecast, as the case may be and as applicable” shall be deleted in sub-paragraph (iii) of paragraph (a); and

(iv)	sub-paragraph (ii) of paragraph (b) shall be deleted.
(g)	In respect of Clause 19.7 (Other Information) of the Senior Facilities Agreement the following new paragraphs shall be inserted at the end of that Clause:
“(d)	Following the Qualifying IPO Date, the Parent and Bidco will provide the Lenders with access to the quarterly earnings conference calls with the management of the Group, to the extent such quarterly earnings calls are undertaken by the Parent under its obligations as a public company.”

(h)	In respect of Clause 19.8 (Agreed Accounting Principles) of the Senior Facilities Agreement, sub-paragraph (ii) of paragraph (b) shall be deleted.

(i)	In respect of Clause 19.12 (Guarantee Limitation Analysis) of the Senior Facilities Agreement, the words “with each annual budget delivered pursuant to Clause 19.4(c) (Financial Statements)” in sub-paragraph (ii) of paragraph (b) shall be deleted and replaced with the words “with each audited annual financial statement delivered pursuant to Clause 19.4(a) (Financial Statements)”.

(j)	In respect of the definition of “Additional Permitted Reorganisation” in Clause 21.3 (Financial Definitions), the words “included in the budget delivered for that Financial Year and” shall be deleted.
8.	Restricted Group
(a)	The definition of “Restricted Group” shall be deleted from Clause 1.1 (Definitions).

(b)	The definition of “Obligor” in Clause 1.1 (Definitions) shall be amended to include “the Parent” and the Parent shall accede to the Senior Facilities Agreement as an Acceding Guarantor.

(c)	The words “(other than the Restricted Group)” shall be deleted from the definition of “Revolving Credit Purposes” in Clause 1.1 (Definitions).

(d)	The words “any member of the Restricted Group which is subject to those Clauses or” shall be deleted from paragraphs (a), (b) and (c) of Clause 4.3 (Certain Funds) and, for paragraph (b) only, the words “any member of the Restricted Group or” shall also be deleted.

(e)	Clause 15.22 (Holding Companies) shall be deleted.

(f)	Clause 18.8 (Holding Company) shall be deleted.

(g)	Paragraph (b) of Clause 23.17 (Change of Control and Holding Company) shall be deleted.

SCHEDULE 4
AMENDMENTS TO THE INTERCREDITOR DEED
Part A
Amendments Upon the Effective Date
1.	Security

The following amendments shall be made to Clause 6.4 (Release of Security) of the Intercreditor Deed:
(a)	paragraphs (b) and (c) shall be re-lettered to paragraphs (c) and (d) respectively; and

(b)	a new paragraph (b) shall be inserted as follows:

“The Security Agent shall and is hereby authorised by each of the Beneficiaries to execute on behalf of itself and each Beneficiary, without the need for any further referral to, or authority from, any Beneficiary or other person, to release and cancel Security over any bank account of the Group with a balance of no more than five hundred euro (EUR 500) upon request by Bidco and subject to receipt of evidence satisfactory to the Security Agent within 30 days of such release and cancellation of Security that such bank account has been closed.”
Part B
Amendments Upon the Qualifying IPO Date
1.	Due Diligence Recoveries

Paragraph (b) of Clause 4.8 (Due Diligence Recoveries) of the Intercreditor Deed shall be deleted.

2.	Restricted Group
(a)	The definition of “Restricted Group” shall be deleted from Clause 1.1 (Definitions).

(b)	The words “not being a member of the Restricted Group” shall be deleted from paragraph (d) of Clause 9.1 (Turnover).

SIGNATORIES

LUXCO 1

EXECUTED as a DEED by		)
REMBRANDT HOLDINGS S.A.		)
/s/ Emanuela Brero			/s/ Benedicte Moens-Colleaux
By: Emanuela Brero			By: Benedicte Moens-Colleaux
Title:	Director		Title:	Director

Facsimile:	+352 270482 76

Address:	20, Avenue Monterey
L-2163 Luxembourg
Luxembourg
Attention:	Georg Papadopoulos

THE PARENT

EXECUTED as a DEED by	)
ELSTER GROUP S.E.	)	/s/ Simon Beresford-Wylie
By:		By: Simon Beresford-Wylie
Title:		Title:	Executive Director

Facsimile:	+49 201 5488 302

Address:	Frankenstraße 362
D-45133 Essen
Germany
Attention:	Simon Beresford-Wylie

THE BORROWERS

EXECUTED as a DEED by		)
ELSTER HOLDINGS GMBH		)
/s/ Christoph Schmidt-Wolf			/s/ Thomas Preute
By: Christoph Schmidt-Wolf			By: Thomas Preute
Title:	Managing Director		Title:	Authorised Signatory

Facsimile:	+49 201 5458 352

Address:	Frankenstrasse 362, 45133
Essen, Germany
Attention:	Thomas Preute

EXECUTED as a DEED by		)
ELSTER HOLDINGS GMBH		)
(as Obligors’ Agent for and on behalf		)
of the Borrowers))
/s/ Christoph Schmidt-Wolf			/s/ Thomas Preute
By: Christoph Schmidt-Wolf			By: Thomas Preute
Title:	Managing Director		Title:	Authorised Signatory

Facsimile:	+49 201 5458 352

Address:	Frankenstrasse 362, 45133
Essen, Germany
Attention:	Thomas Preute

THE GUARANTORS

EXECUTED as a DEED by		)
ELSTER HOLDINGS GMBH		)
/s/ Christoph Schmidt-Wolf			/s/ Thomas Preute
By: Christoph Schmidt-Wolf			By: Thomas Preute
Title:	Managing Director		Title:	Authorised Signatory

Facsimile:	+49 201 5458 352

Address:	Frankenstrasse 362, 45133
Essen, Germany
Attention:	Thomas Preute

EXECUTED as a DEED by		)
ELSTER HOLDINGS GMBH		)
(as Obligors’ Agent for and on behalf		)
of the Guarantors))
/s/ Christoph Schmidt-Wolf			/s/ Thomas Preute
By: Christoph Schmidt-Wolf			By: Thomas Preute
Title:	Managing Director		Title:	Authorised Signatory

Facsimile:	+49 201 5458 352

Address:	Frankenstrasse 362, 45133
Essen, Germany
Attention:	Thomas Preute

THE INTRA-GROUP CREDITORS

EXECUTED as a DEED by		)
ELSTER HOLDINGS GMBH		)
/s/ Christoph Schmidt-Wolf			/s/ Thomas Preute
By: Christoph Schmidt-Wolf			By: Thomas Preute
Title:	Managing Director		Title:	Authorised Signatory

Facsimile:	+49 201 5458 352

Address:	Frankenstrasse 362, 45133
Essen, Germany
Attention:	Thomas Preute

EXECUTED as a DEED by		)
ELSTER HOLDINGS GMBH		)
(as Obligors’ Agent for and on behalf		)
of the Intra-Group Creditors))
/s/ Christoph Schmidt-Wolf			/s/ Thomas Preute
By: Christoph Schmidt-Wolf			By: Thomas Preute
Title:	Managing Director		Title:	Authorised Signatory

Facsimile:	+49 201 5458 352

Address:	Frankenstrasse 362, 45133
Essen, Germany
Attention:	Thomas Preute

THE INTRA-GROUP DEBTORS

EXECUTED as a DEED by		)
ELSTER HOLDINGS GMBH		)
/s/ Christoph Schmidt-Wolf			/s/ Thomas Preute
By: Christoph Schmidt-Wolf			By: Thomas Preute
Title:	Managing Director		Title:	Authorised Signatory

Facsimile:	+49 201 5458 352

Address:	Frankenstrasse 362, 45133
Essen, Germany
Attention:	Thomas Preute

EXECUTED as a DEED by		)
ELSTER HOLDINGS GMBH		)
(as Obligors’ Agent for and on behalf		)
of the Intra-Group Debtors))
/s/ Christoph Schmidt-Wolf			/s/ Thomas Preute
By: Christoph Schmidt-Wolf			By: Thomas Preute
Title:	Managing Director		Title:	Authorised Signatory

Facsimile:	+49 201 5458 352

Address:	Frankenstrasse 362, 45133
Essen, Germany
Attention:	Thomas Preute

THE MANDATED LEAD ARRANGER

EXECUTED as a DEED by	)
DEUTSCHE BANK AG, LONDON	)
BRANCH	)
/s/ Anthony Forshaw		/s/ Shawn Gates
By: Anthony Forshaw		By: Shawn Gates
Title:		Title:

Facsimile:	+44 20 7547 6419	Facsimile:	+44 20 7547 6419

Address:	Deutsche Bank AG, London	Address:	Deutsche Bank AG, London
	Branch		Branch
	Winchester House		Winchester House
	1 Great Winchester Street		1 Great Winchester Street
	London EC2N 2DB		London EC2N 2DB

Attention:	Anthony Forshaw	Attention:	Shawn Gates

THE AGENTS

EXECUTED as a DEED by		)
DEUTSCHE BANK AG, LONDON		)
BRANCH in its capacity as Facility Agent		)
for itself and for and on behalf of each Senior		)
Finance Party		)
/s/ N. Dawes			/s/ V. Mayell
By: N. Dawes			By: V. Mayell
Title:	VP		Title:	AVP

Facsimile:	+44 20 7547 6419

Address:	Deutsche Bank AG, London	Address:	Deutsche Bank AG, London
	Branch		Branch
	Winchester House		Winchester House
	1 Great Winchester Street		1 Great Winchester Street
	London EC2N 2DB		London EC2N 2DB

Attention:	N. Dawes	Attention:	V. Mayell

EXECUTED as a DEED by		)
DEUTSCHE BANK AG, LONDON		)
BRANCH as Security Agent		)
/s/ N. Dawes			/s/ V. Mayell
By: N. Dawes			By: V. Mayell
Title:	VP		Title:	AVP

Facsimile:	+44 20 7547 6419

Address:	Deutsche Bank AG, London	Address:	Deutsche Bank AG, London
	Branch		Branch
	Winchester House		Winchester House
	1 Great Winchester Street		1 Great Winchester Street
	London EC2N 2DB		London EC2N 2DB

Attention:	N. Dawes	Attention:	V. Mayell

THE ISSUING LENDERS

EXECUTED as a DEED by		)
DEUTSCHE BANK AG,		)
DEUTSCHLANDGESCHÄFT BRANCH,		)
ESSEN as Issuing Lender
/s/ Christoph Nowicki			/s/ Christa Hülsmann
By: Christoph Nowicki			By: Christa Hülsmann
Title:	Vice President		Title:	Assistant Vice President

Facsimile:	+49 201 822 2763

Address:	Lindenalee 29	Address:	Lindenalee 29
	Essen		Essen
	Germany		Germany

Attention:	Christoph Nowicki	Attention:	Christa Huelsmann

EXECUTED as a DEED by		)
COMMERZBANK AG, ESSEN BRANCH as		)
Issuing Lender		)
/s/ Andreas Gerland			/s/ Andreas Thormann
By: Andreas Gerland			By: Andreas Thormann
Title:	Director		Title:	Director

Facsimile:	+49 211 827 2586

Address:	Commerzbank AG	Address:	Commerzbank AG
	Breite Str. 25		Breite Str. 25
	40213 Düsseldorf		40213 Düsseldorf
	Germany		Germany

Attention:	Andreas Gerland	Attention:	Andreas Thormann